UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2019

Eldorado Resorts, Inc.

(Exact Name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On June 24, 2019, Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”), Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Eldorado (“Merger Sub”), and Caesars Entertainment Corporation, a Delaware corporation (“Caesars”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Caesars, with Caesars continuing as the surviving corporation and direct wholly owned subsidiary of Eldorado (the “Merger”). In connection with the Merger, Eldorado will change its name to Caesars Entertainment, Inc.

On the terms and subject to the conditions set forth in the Merger Agreement, the aggregate consideration paid by Eldorado in respect of outstanding shares of common stock of Caesars (“Caesars Common Stock”) will be (a) an amount of cash equal to (i) the sum of (A) $8.40 plus (B) if the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has not expired or been terminated by March 25, 2020, an amount equal to $0.003333 for each day (subject to certain exceptions described in the Merger Agreement) from March 25, 2020 until the closing date of the Merger (the “Closing Date”), multiplied by (ii) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger (the “Aggregate Cash Amount”) and (b) a number of shares of common stock of Eldorado (“Eldorado Common Stock”) equal to 0.0899 multiplied by the number of shares of Caesars Common Stock outstanding at the effective time of the Merger (the “Aggregate Eldorado Share Amount”). Each holder of shares of Caesars Common Stock will be entitled to elect to receive, for each share of Caesars Common Stock held by such holder, either an amount of cash or a number of shares of Eldorado Common Stock with value equal to the Per Share Amount. The “Per Share Amount” is equal to (a) (i) the Aggregate Cash Amount, plus (ii) the product of (A) 0.0899 and (B) the Eldorado Common Stock VWAP and (C) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger, divided by (b) the number of shares of Caesars Common Stock outstanding at the effective time of the Merger. Elections are subject to proration such that the aggregate amount of cash paid in exchange for outstanding shares of Caesars Common Stock in the Merger will not exceed the Aggregate Cash Amount and the aggregate number of shares of Eldorado Common Stock issued in exchange for shares of Caesars Common Stock in the Merger will not exceed the Aggregate Eldorado Share Amount. Outstanding options and other equity awards issued under Caesars’ stock plans will be treated in the manner set forth in the Merger Agreement and, to the extent entitled pursuant to the terms of the Merger Agreement and the underlying equity awards, will receive the Per Share Amount (or applicable portion thereof) in cash. “Eldorado Common Stock VWAP” means the volume weighted average price of a share of Eldorado Common Stock for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the anticipated Closing Date to the closing of trading on the second (2nd) to last trading day prior to the anticipated Closing Date.

Immediately following the closing, the board of directors of Eldorado will, subject to certain exceptions described in the Merger Agreement, consist of 11 directors, five of whom shall be selected by Eldorado from the board of directors of Caesars as of the time of mailing the joint proxy statement for the Merger

The Merger Agreement contains customary representations and warranties from each of Caesars and Eldorado, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business prior to the closing, (2) the use of reasonable best efforts to consummate the Merger and obtain all required consents and approvals, including regulatory approvals, (3) the preparation and filing of a joint proxy statement and S-4 registration statement and (4) holding a meeting of shareholders to obtain their requisite approvals in connection with the Merger, including, among other approvals, the approval by Eldorado shareholders of the issuance of shares of Eldorado Common Stock in the Merger, certain amendments to the articles of incorporation of Eldorado, and the reincorporation of Eldorado in Delaware, and, subject to certain exceptions, the recommendation of the board of directors of each of Caesars and Eldorado that such approvals be provided. The Merger Agreement also prohibits Caesars and Eldorado from soliciting competing acquisition proposals, except that, subject to customary exceptions and limitations, prior to receiving shareholder approval, Caesars and Eldorado may, as applicable, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal if the board of directors of Caesars or Eldorado, as applicable, determines that such acquisition proposal would reasonably be expected to result in a superior proposal with respect to an alternative transaction and failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Each of Eldorado’s and Caesars’ obligation to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, (1) the expiration or termination of any applicable waiting period under the HSR Act, and receipt of required gaming approvals, (2) the absence of any governmental order or law prohibiting the consummation of the Merger, (3) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Caesars Common Stock, (4) the approval of the issuance of shares of Eldorado Common Stock in the Merger, (5) the effectiveness of the registration statement for Eldorado Common Stock to be issued in the Merger and the authorization for listing of those shares on the Nasdaq Stock Market, (6) absence of a material adverse effect on the other party, (7) the accuracy of the other party’s representations and warranties, subject to customary materiality standards, (8) compliance of the other party with its respective covenants under the Merger Agreement in all material respects and (9) conversion or certain amendments of, or another mutually agreed arrangement with respect to, Caesars’ 5.00% convertible senior notes due 2024.

The Merger Agreement contains certain termination rights for each of Eldorado and Caesars, including if (1) the Merger is not consummated by June 24, 2020 (as it may be extended, the “End Date”), which date will be extended automatically until September 24, 2020 and thereafter until December 24, 2020, if all conditions precedent, other than the expiration of the waiting period under the HSR Act and/or receipt of required gaming approvals, have been satisfied or are capable of being satisfied, (2) there is a law prohibiting, permanently restraining, enjoining, or rendering unlawful the consummation of the Merger or the issuance of shares of Eldorado Common Stock in the Merger, (3) the required approval of the stockholders of Eldorado or Caesars is not obtained, or (4) there has been a breach of the covenants or representations and warranties by the other party that is not cured such that the applicable closing conditions are not satisfied. In addition, among other reasons, (a) a party may terminate the Merger Agreement in the event that the other party’s board of directors changes its recommendation in favor of the Merger (in the case of the board of directors of Caesars) or the issuance of shares of Eldorado Common Stock (in the case of the board of directors of Eldorado) and (b) Caesars may terminate the Merger Agreement under certain specified circumstances in order to accept a superior proposal in respect of an alternative transaction.

If the Merger Agreement is terminated in certain circumstances relating to changes in the recommendation of the board of directors of Caesars in favor of the Merger, entry by Caesars into an alternative transaction or in certain circumstances following the failure of Caesar’s stockholders to approve the Merger, Caesars will be required to pay Eldorado a termination fee of approximately $418.4 million. If the Merger Agreement is terminated in certain circumstances relating to changes in the recommendation of the board of directors of Eldorado in favor of the issuance of shares of Eldorado Common Stock in the Merger or in certain circumstances following the failure of Eldorado’s stockholders to approve such issuance, then Eldorado will be required to pay Caesars a termination fee of approximately $154.9 million. In addition, each party will be obligated to reimburse the other party’s expenses for an amount not to exceed $50 million if the Merger Agreement is terminated because of the failure to obtain the required approval of such party’s stockholders (creditable against any termination fee that may subsequently be paid by such party).

The Merger Agreement also provides that Eldorado will be obligated to pay a termination fee of approximately $836.8 million to Caesars if the Merger Agreement is terminated (i) due to a law or order relating to gaming or antitrust laws that prohibits or permanently enjoins the consummation of the transactions, (ii) because the required regulatory approvals were not obtained prior to the End Date or (iii) due to Parent willfully and materially breaching certain obligations with respect to the actions required to be taken by Parent to obtain required antitrust approvals.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Eldorado, Caesars, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger

Agreement were made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Eldorado or Caesars or any of their respective subsidiaries or affiliates. Eldorado’s disclosure schedule contains information that has been included in Eldorado’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Eldorado and Caesars. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will file in connection with the Merger, as well as in the other filings that each of Eldorado and Caesars make with the SEC.

Financing Commitments

In connection with entering into the Merger Agreement, on June 24, 2019, Eldorado entered into a debt financing commitment letter (the “Debt Commitment Letter”) and related fee letters with JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Macquarie Capital (USA) Inc. and Macquarie Capital Funding LLC (the “Commitment Parties”). Pursuant to the Debt Commitment Letter, the Commitment Parties have committed to arrange and provide (i) Eldorado with: (w) a $1,000.0 million senior secured revolving credit facility, (x) a $3,000.0 million senior secured term loan b facility, (y) a $3,600.0 million senior secured 364-day bridge facility and (z) a $1,800.0 million senior unsecured bridge loan facility and (ii) a subsidiary of Caesars with a $2,400.0 million senior secured incremental term loan b facility (collectively, the “Financing”). The proceeds of the Financing will be used (a) to pay the cash portion of the Merger consideration, (b) refinance all of Eldorado’s existing credit facilities and outstanding senior notes, (c) refinance certain of Caesar’s existing debt, (d) pay transaction fees and expenses related to the foregoing and (e) for working capital and general corporate purposes. The availability of the borrowings under the Financing is subject to the satisfaction of certain customary conditions including the substantially concurrent closing of the Merger. Additionally, Eldorado entered into an engagement letter with the Commitment Parties (or their applicable affiliates) pursuant to which the Commitment Parties or their affiliates have been engaged to serve as joint bookrunning managing underwriters of, joint bookrunning managing placement agents for, or joint bookrunning managing initial purchasers in a bond offering by Eldorado that may be issued in lieu of all or part of the senior unsecured bridge loan facility of Eldorado referred to above.

A copy of the Debt Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Debt Commitment Letter is qualified in its entirety by reference to the full text of the Debt Commitment Letter.

Voting Agreements

In connection with the execution of the Merger Agreement, on June 24, 2019, Eldorado and certain stockholders affiliated with Carl C. Icahn (collectively, the “Caesars Significant Stockholder”) entered into a voting agreement (the “Caesars Voting Agreement”), pursuant to which the Caesars Significant Stockholder has agreed, among other things, to vote all of its shares of Caesars Common Stock in favor of the Merger and adoption of the Merger Agreement.

The Caesars Voting Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry into or effectiveness of certain amendments, modifications or waivers of the Merger Agreement that are submitted to and approved by the board of directors of Caesars but are not approved by a majority of the directors serving on the Transaction Committee of the board of directors of Caesars, or (d) written notice of termination by Parent to the Caesars Significant Stockholder.

A copy of the Caesars Voting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Caesars Voting Agreement is qualified in its entirety by reference to the full text of the Caesars Voting Agreement.

Concurrently with the execution of the Caesars Voting Agreement, Caesars and Recreational Enterprises, Inc. (“REI”) entered into a voting agreement with respect to the shares of Eldorado Common Stock held by REI, on terms substantially similar to the terms of the Caesars Voting Agreement.

Real Estate Master Transaction Agreement

In connection with the execution of the Commitment Letters, on June 24, 2019, Eldorado entered into a Master Transaction Agreement (the “MTA”) with VICI Properties L.P., a Delaware limited partnership (“VICI”), pursuant to which, among other things, Eldorado has agreed, subject to the consummation of the Merger and the other applicable conditions set forth therein and in any related documents, (i) through one or more of its subsidiaries (after giving effect to the Merger) to consummate one or more sale and leaseback transactions with VICI and/or its affiliates with respect to certain property described in the MTA, including the gaming facilities known as Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City (the “Acquisition”), (ii) through one or more of its subsidiaries (after giving effect to the Acquisition) to amend the CPLV Lease, the Non-CPLV Lease and the Joliet Lease (each as defined in the MTA) in accordance with the terms of the MTA and receive certain consideration from VICI or its affiliates in respect thereof, (iii) to provide a guaranty in respect of each of the CPLV Lease, the Non-CPLV Lease and the Joliet Lease in accordance with the terms of the MTA, (iv) to enter into (or cause its applicable subsidiaries (after giving effect to the Acquisition) to enter into) certain right of first refusal agreements and a put-call right agreement in accordance with the terms of the MTA and (v) to undertake certain related transactions in connection with or related to the foregoing.

A copy of the MTA is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the MTA is qualified in its entirety by reference to the full text of the MTA.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, Eldorado intends to file with the SEC a registration statement on Form S-4 (the “registration statement”) that will include a joint proxy statement of Eldorado and Caesars that also constitutes a prospectus of Eldorado and Caesars (the “joint proxy statement/prospectus”). Each of Eldorado and Caesars will provide the joint proxy statement/prospectus to their respective stockholders. Eldorado and Caesars also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Eldorado or Caesars may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain a copy of the joint proxy statement/prospectus (when it becomes available), the registration statement (when it becomes available) and other relevant documents filed by Eldorado and Caesars without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) Eldorado Resorts, Inc. by mail at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Attention: Investor Relations, by telephone at (775) 328-0112 or by going to the Investor page on Eldorado’s corporate website at www.eldoradoresorts.com; or (2) Caesars Entertainment Corporation by mail at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, Attention: Investor Relations, by telephone at (800) 319-0047, or by going to the Investors page on Caesars’ corporate website at investor.caesars.com.

Certain Information Regarding Participants

Eldorado, Caesars and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Eldorado and Caesars stockholders in respect of the proposed transaction under the rules of the SEC. You may obtain information regarding the names, affiliations and interests of Eldorado’s directors and executive officers in Eldorado’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, and its definitive proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 26, 2019.

Investors may obtain information regarding the names, affiliations and interests of Caesars’s directors and executive officers in Caesars’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019, and its proxy statement for its 2019 Annual Meeting, which was filed with the SEC on May 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Eldorado and Caesars and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Eldorado and Caesars, including the expected accretive effect of the proposed transaction on Eldorado’s results of operations; the anticipated benefits of geographic diversity that would result from the proposed transaction and the expected results of Caesars’ gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the proposed transaction; and the anticipated financing of the proposed transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include: (a) risks related to the combination of Caesars and Eldorado and the integration of their respective businesses and assets; (b) the possibility that the proposed transaction with Caesars and the real estate transactions with VICI do not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; (c) the risk that the financing required to fund the proposed transaction is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (e) potential litigation challenging the proposed transaction; (f) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the two companies; (g) conditions imposed on the companies in order to obtain required regulatory approvals; (h) uncertainties in the global economy and credit markets and its potential impact on Eldorado’s ability to finance the proposed transaction; (i) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (j) diversion of management’s attention from ongoing business operations and opportunities; (k) the ability to retain certain key employees of Eldorado or Caesars; (l) risks associated with increased leverage from the proposed transaction; (m) changes in the value of Eldorado’s common stock between the date of the merger agreement and the closing of the proposed transaction; (n) competitive responses to the proposed transaction; (o) legislative, regulatory and economic developments; (p) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; and (q) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and

Analysis of Financial Condition and Results of Operations” in Eldorado’s and Caesars’s respective most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this document speak only as of date of this document. These factors are difficult to anticipate and are generally beyond the control of Eldorado and Caesars. Neither Eldorado nor Caesars undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Colt Merger Sub, Inc.

10.1	Commitment Letter, dated as of June 24, 2019, from JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc.

10.2	Voting Agreement, dated as of June 24, 2019, by and among Eldorado Resorts, Inc. and the Stockholders of Caesars Entertainment Corporation named therein.

10.3	Master Transaction Agreement, dated as of June 24, 2019, by and among VICI Properties L.P. and Eldorado Resorts, Inc.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eldorado hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Colt Merger Sub, Inc.

10.1	Commitment Letter, dated as of June 24, 2019, from JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc.

10.2	Voting Agreement, dated as of June 24, 2019, by and among Eldorado Resorts, Inc. and the Stockholders of Caesars Entertainment Corporation named therein.

10.3	Master Transaction Agreement, dated as of June 24, 2019, by and among VICI Properties L.P. and Eldorado Resorts, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019	ELDORADO RESORTS, INC.

	By:	/s/ Thomas R. Reeg
Chief Executive Officer